UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2005

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
November 16, 2005

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2005 First Midwest Bancorp, Inc. (the "Company") amended its Rights Agreement. The amendment is attached as Exhibit 10 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) First Midwest Bancorp, Inc. has a retirement policy that generally requires the members of its Board of Directors to resign on the last day of the year in which he or she attains the age of 70. Effective January 1, 2006, First Midwest Bancorp, Inc. will suspend this retirement policy as it applied to Bruce S. Chelberg, Chairman of First Midwest's Nominating and Corporate Governance Committee and a member of its Audit Committee, and Thomas M. Garvin, a member of First Midwest's Nominating and Corporate Governance Committee and its Compensation Committee, to permit them to serve until December 31, 2006.

Item 8.01 Other Events

On November 16, 2005 the Company issued a press release announcing a 10% increase in the quarterly cash dividend on its common stock from $0.25 per share to $0.275 per share. This press release, dated November 16, 2005, is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

10	Amendment No. 2 to Rights Agreement, dated November 14, 2005.

99	Press Release issued by the Company dated November 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: November 16, 2005	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro Executive Vice President

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